UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2017

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase in the Size of the Board of Directors

On March 15, 2017, the Board of Directors (the “Board”) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) determined to increase the size of the Board to seven members and, in connection with such increase, unanimously elected and appointed Rebecca Blalock as an independent member of the Board and additionally appointed her to the Finance and Risk Committee.

Ms. Blalock has extensive experience in the energy and information technology industries, having served in a variety of roles for over 30 years at Southern Company and its subsidiaries, most recently as its Senior Vice President and Chief Information Officer from 2002 to 2011. She currently serves on the Board of Directors of Aspen Aerogels, Inc., an energy efficiency technology company and the Electric Power Research Institute, a non-profit electric industry research institute and is presently the Managing Partner at Advisory Capital, a firm that provides strategic insights for companies involved in the energy, information technology, healthcare and telecommunications industries. Ms. Blalock holds a Bachelor of Business Administration in Marketing from the State University of West Georgia, an MBA in Finance from Mercer University and completed the Program for Management Development (PMD) at Harvard Business School. The Company believes that Ms. Blalock’s significant energy market and information technology expertise makes her qualified to serve as a member of the Board.

In connection with her appointment, Ms. Blalock will receive an annual director’s stipend in the amount of $65,000 (paid in equal quarterly amounts) and will be awarded 3,426 shares of restricted common stock of the Company pursuant to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan, as amended (the “Plan”), which is subject to vesting on March 5, 2019.

Formation of Finance and Risk Committee and Changes to Compensation Committee

On March 15, 2017, the Board also determined to form a Finance and Risk Committee for the purpose of assisting the Board in overseeing the Company’s financing objectives and related risk exposures, and appointed the following members to the Finance and Risk Committee:

Finance and Risk Committee:

Charles O’Neil (Chair)

Rebecca Blalock

Effective May 15, 2017, Mr. O’Neil will rotate off the Compensation Committee and be replaced by Mr. Osgood and Ms. Blalock with Mr. Cirilli remaining the Chair. There were no changes to the Audit Committee (Osgood (Chair), O’Neil, Osborne) or the Nominating and Corporate Governance Committee (Brenner (Chair), Cirilli).

Promotion of Charles Melko as Chief Accounting Officer

Effective March 15, 2017, the Board promoted and appointed Charles Melko as the senior vice president and chief accounting officer of the Company. Mr. Melko joined Hannon Armstrong in December of 2016 as a senior vice president and controller of the Company. Prior to this role, he served in a number of roles at PricewaterhouseCoopers LLP (PwC), including as a Senior Manager in the National Professional Services Group where he focused on complex financial instruments accounting issues for energy clients. Mr. Melko received a Bachelor of Science degree in Accountancy, a Master of Business Administration degree and a Master of Science degree in Accountancy from Wheeling Jesuit University. He holds a CPA license in West Virginia and Maryland.

Employment Agreement

In connection with Mr. Melko’s appointment to this new position, the Company entered into an employment agreement with Mr. Melko. The employment agreement requires Mr. Melko to devote substantially all of his time to the Company’s affairs. It also provides for the following:

•	a minimum annual base salary of $225,000;

•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by the Board or the Compensation Committee, which will be awarded at the discretion of the Compensation Committee;

•	participation in the Company’s long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to the Company’s senior executives; and

•	medical and other group welfare plan coverage and fringe benefits provided to the Company’s senior executives;

The term of this agreement will commence as of March 15, 2017 and terminate on a date specified by the Company or Mr. Melko in a notice given, at will, with or without cause, by either party to the other not less than 30 days prior to such date, unless such term is sooner terminated under the agreement. In the event that the Company terminates Mr. Melko’s employment with the Company for reasons other than the commitment of a criminal act or a material violation of Company policy, the Company shall pay to Mr. Melko, in a lump sum, severance compensation in an amount equal to not less than the base monthly salary for three months following the thirty-day notice period as if Mr. Melko continued to be employed during such period.

Mr. Melko is eligible for an annual bonus for 2017 based on performance against goals established by the Board. These goals relate to various corporate and individual performance objectives. Mr. Melko is also eligible for regular, annual grants of restricted stock, stock options or other awards under the Plan.

The employment agreement also contains standard confidentiality provisions, which will apply indefinitely, and both non-competition and non-solicitation provisions, which apply during the term of the employment agreement and for a period of twelve months following termination of employment.

The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by the terms of the employment agreement to be filed as an exhibit the Company’s next periodic report.

Approval and Adoption of Amendments to the 2013 Equity Incentive Plan

On March 15, 2017, Board approved and adopted an amended and restated Plan to reflect the following amendments: (1) grants issued under the Plan must include a minimum vesting period of no less than one year from the date of grant, other than as a result of termination of service or in connection with a change in control, dissolution, transfer of substantially all of the assets of the Company or other similar transactions as set forth in the Plan; and (2) repricing of awards granted under the Plan will not be permitted without stockholder approval.

The foregoing summary does not purport to be complete and is qualified in its entirety by the terms of the Plan, as amended and restated, to be filed as an exhibit the Company’s next periodic report.

Approval and Adoption of Material Modification to the Form of Restricted Stock Unit Award Agreement

Effective March 15, 2017, the Compensation Committee of the Board approved and adopted a material modification to the terms of the performance based restricted stock units (“RSUs”) to be granted under the Plan. RSUs represent the right to receive one share of common stock of the Company for each RSU at vesting. The material modification to the form of RSU Award Agreement (the “RSU Award Agreement”) under the Plan is as follows: Under the old form of the RSU Award Agreement, the grantee of the performance based RSU had the right to receive dividend equivalents with respect to unvested performance based RSUs. Under the new form of the RSU Award Agreement, dividend equivalents will accrue on the RSUs from the grant date, but the grantee is not entitled to receive dividend equivalents until the RSUs vest. The performance based RSUs granted by the Company on or around March 15, 2017 will be made pursuant to the new form of the RSU Award Agreement. The foregoing summary does not purport to be complete and is qualified in its entirety by the terms of the form of RSU Award Agreement to be filed as an exhibit the Company’s next periodic report.

Adoption of Clawback Policy

The Board believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s overall compensation philosophy. In furtherance of this goal the Board has adopted a policy (the “Policy”) effective March 15, 2017 which provides for the possible recoupment of performance or incentive-based compensation in the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirements under the securities laws (other than due to a change in applicable accounting methods, rules or interpretations), the result of which is that any performance or incentive based compensation paid to such Covered Executive (as defined in the Policy) during the three-year period preceding the publication of the restated financial statements would have been lower had it been calculated based on such restated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Name:	Steven L. Chuslo
Title:	Executive Vice President and General Counsel

Date: March 21, 2017